Exhibit 10.2

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by

CARGO AIRCRAFT MANAGEMENT, INC.

and certain of its Affiliates

in favor of

TRUIST BANK,

as Administrative Agent

Dated as of March 1, 2023

Section 8.	MISCELLANEOUS	18
8.1.	Amendments in Writing	18
8.2.	Notices	18
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	18
8.4.	Enforcement Expenses; Indemnification	19
8.5.	Successors and Assigns	19
8.6.	Setoff	19
8.7.	Counterparts	20
8.8.	Severability	20
8.9.	Section Headings	20
8.10.	Integration	20
8.11.	GOVERNING LAW	20
8.12.	Submission To Jurisdiction; Waivers; Appointment of Process Agent; Duties of Process Agent	20
8.13.	Acknowledgments	22
8.14.	Additional Grantors	22
8.15.	Releases	22
8.16.	Subordination	23
8.17.	WAIVER OF JURY TRIAL	24
8.18.	Cape Town Convention	24
8.19.	Keepwell	24

SCHEDULES
Schedule 1	Qualified Aircraft in Collateral Pool
Schedule 2	Jurisdictions of Organization
Schedule 3	Notice Addresses

ANNEX
Annex 1	Form of Assumption Agreement

THIS GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”) dated as of March 1, 2023, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of TRUIST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Airborne Global Leasing Limited, an Irish private company limited by shares (the “Borrower”), Cargo Aircraft Management, Inc., a Florida corporation (“CAM”), Air Transport Services Group, Inc., a Delaware corporation (“Holdings”), the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings and the Borrower are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, Holdings, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and in order to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Aircraft Grantor”: CAM.

“Aircraft Object”: shall have the meaning assigned thereto in the Cape Town Convention.

“Associated Rights”: shall have the meaning assigned thereto in the Cape Town Convention.

“Borrower Obligations”: the collective reference to (a) all amounts owing by the Borrower to the Administrative Agent, the Letter of Credit Issuer, any Lender (including the Swingline Lender) or the Joint Lead Arrangers pursuant to or in connection with this Agreement or any other Credit Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Letter of Credit Issuer and any Lender (including the Swingline Lender) incurred pursuant to this Agreement, the Credit Agreement or any other Credit Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by the Borrower to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations of the Borrower, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

“Citizenship Requirements”: as defined in Section 6.5.

“Collateral”: as defined in Section 3.

“Collateral Account”: as defined in Section 6.1.

“Contract of Sale”: shall have the meaning assigned thereto in the Cape Town Convention.

“Contracting State”: shall have the meaning assigned thereto in the Cape Town Convention.

“Guarantor Obligations”: with respect to any Guarantor, (a) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Credit Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document), (b) all Hedging Obligations owed by such Guarantor to any Lender-Related Hedge Provider and (c) all Bank Product Obligations of such Guarantor, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“International Interest”: shall have the meaning assigned thereto in the Cape Town Convention.

“International Registry”: shall have the meaning assigned thereto in the Cape Town Convention.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations; provided, however, that “Obligations” shall not include any Excluded Swap Obligations.

“paid in full” and “payment in full”: paid in full in cash.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Prospective International Interest”: shall have the meaning assigned thereto in the Cape Town Convention.

“Protocol”: the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).

“Secured Parties”: the Administrative Agent, the Lenders, the Letter of Credit Issuer, the Lender-Related Hedge Providers and the Lender-Related Bank Product Providers.

“Transportation Code”: Title 49 of the United States Code, as the same may be amended, modified, restated or replaced from time to time.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) Except as provided in Section 8.15, no payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff, appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor (other than Holdings) shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security, guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower

Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing shall operate as a waiver of any subrogation rights.

2.4. Amendments, etc., with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon them or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2 (such acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent); the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Payment Office.

SECTION 3. GRANT OF SECURITY INTEREST

Aircraft Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired or created by Aircraft Grantor or in which Aircraft Grantor now has or at any time in the future may acquire any right, title or interest (wherever located, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Aircraft Grantor’s Obligations:

(a) all Aircraft listed on Schedule 1 (or on any additions or supplements to such schedule);

(b) all Aircraft at any time included in the Collateral Pool; and

(c) to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other supporting obligations given with respect to any of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties that:

4.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the Permitted Liens, Aircraft Grantor owns each item of the Collateral free and clear of any and all Liens. No effective financing statement, security agreement or other public notice with respect to all or any part of the Collateral is on file, of record or registered in any public office or is of record under the Cape Town Convention, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent.

4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (i) upon the filing of a financing statement for the Aircraft Grantor, the filing with the FAA of Aircraft Security Agreements (which may be amended and restated Aircraft Security Agreements) covering the Aircraft included in the Collateral, and the registration of such Liens with respect to each airframe of the Aircraft included in the Collateral and its Engines with the International Registry, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Aircraft Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of Aircraft Grantor and any Persons purporting to purchase any Collateral from the Aircraft Grantor, to the extent the security interest therein may be perfected by filing, recording or registration in the United States pursuant to the New York UCC or the rules and regulations of the FAA and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority over the Liens on the Collateral by operation of law (including the priority rules under the New York UCC) or which are expressly permitted pursuant to Section 9.3 of the Credit Agreement to be prior to the security interests granted pursuant to this Agreement.

4.3. Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 2. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and a good standing certificate as of a date which is recent to the date hereof.

4.4. Restricted Capital Stock and Restricted Accounts. All Restricted Capital Stock and all Restricted Accounts are free of any and all Liens or options in favor of any other Person, except Permitted Liens.

4.5. Aircraft. As of the date hereof, Schedule 1 lists all Qualified Aircraft included in the Collateral Pool, including the following information for each such Aircraft: (a) the owner (which shall be Aircraft Grantor), (b) the make, model, serial number and registration number of each applicable airframe, and (c) the make, model, serial number, if less than 550 horsepower, the takeoff horsepower rating, of each Engine attached to each applicable airframe. Such schedule also includes the primary location and base of operations for each of the foregoing. Aircraft Grantor is registered pursuant to the Cape Town Convention. Aircraft Grantor shall update Schedule 1 concurrently with any addition of any Qualified Aircraft to the Collateral Pool, and the above representations shall be deemed to be remade at such time with respect to all Qualified Aircraft included in the Collateral Pool.

4.6. Cape Town Convention. At the time of conclusion of this Agreement or any lease related to a Qualified Aircraft, Aircraft Grantor is, or will be, “situated” (as the phrase is used in the Cape Town Convention) in the United States. The United States is a Contracting State to the Cape Town Convention. Each airframe relating to a Qualified Aircraft and each related Engine constitutes an Aircraft Object under the Cape Town Convention. Aircraft Grantor has the “power to dispose” (as the phrase is used in the Cape Town Convention) of each related airframe relating to a Qualified Aircraft and each related Engine. Aircraft Grantor has not issued a de-registration power of attorney or an irrevocable de-registration and export request authorisation with respect to a Qualified Aircraft to any person other than the Administrative Agent.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1. Maintenance of Insurance. Such Grantor will maintain or caused to be maintained the insurance required by Section 8.3 of the Credit Agreement.

5.2. Maintenance of Perfected Security Interest; Further Documentation. (a) Aircraft Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall take all actions reasonably requested by the Administrative Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Liens permitted by the Credit Agreement and to the rights of Aircraft Grantor under the Credit Documents to dispose of the Collateral.

(b) Aircraft Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of Aircraft Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.3. Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Administrative Agent (or such shorter notice as shall be reasonably satisfactory to the Administrative Agent) and, in the case of Aircraft Grantor, delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

5.4. Notices. Aircraft Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which could affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.5. Restricted Capital Stock and Restricted Accounts. Without the prior written consent of the Administrative Agent, such Grantor shall not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Restricted Capital Stock or Restricted Accounts (except pursuant to a transaction expressly permitted by Section 9.2 of the Credit Agreement), or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any Restricted Capital Stock or Restricted Accounts, or any interest therein, except for Permitted Liens.

5.6. Aircraft. (a) Except as expressly permitted by the terms of the Credit Documents or otherwise agreed by the Administrative Agent in its sole discretion, Aircraft Grantor shall cause all Qualified Aircraft to be duly registered in its name by the FAA, and such Aircraft shall at all times be subject to United States registration and bear United States registration markings, and shall take no action that shall cause or permit any Aircraft to fail to be so registered, and in the event any Aircraft is not so registered, take all necessary action to cause such Aircraft to be registered as provided above; provided, that the foregoing shall not apply to the extent the use or operation of such Aircraft does not require such registration. In addition, Aircraft Grantor shall at all times be registered pursuant to the Cape Town Convention.

(b) Aircraft Grantor shall maintain, service, repair, overhaul and test, or shall cause to be maintained, serviced, repaired, overhauled or tested, all Qualified Aircraft in accordance with any Material Contracts applicable thereto and so as to keep such Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Transportation Code and all FAA regulations thereunder. Aircraft Grantor shall maintain, or cause to be maintained, all records, logs and other materials required to be maintained in respect of all Qualified Aircraft by the Transportation Code, FAA regulations thereunder, the FAA or any other Governmental Authority, and shall promptly furnish to the Administrative Agent such information as the Administrative Agent may reasonably request with respect thereto.

(c) The Qualified Aircraft shall at all times be used solely for commercial or business purposes (including, without limitation, dry leases); provided, however, that such Aircraft may be used as part of Civilian Reserve Air Fleet. Aircraft Grantor will not permit any Qualified Aircraft to be maintained, used or operated in violation of any insurance policy provisions, any Material Contract or any Requirement of Law of any Governmental Authority having jurisdiction

(domestic or foreign), including without limitation the FAA, or in violation of any airworthiness certificate, license, registration or operating certificate relating to such Aircraft and issued by any such Governmental Authority, nor will Aircraft Grantor suffer any such Aircraft to be so maintained, used or operated. Aircraft Grantor will not operate or suffer any Qualified Aircraft to be operated except within the geographical limits set forth in applicable insurance policies or operating certificates, whichever may be the more restrictive. In the event that any Requirement of Law requires alteration or modification of any Aircraft, Aircraft Grantor will conform thereto or obtain conformance therewith at no expense to the Administrative Agent. Aircraft Grantor will permit or require each Qualified Aircraft to be operated only by (i) pilots, appropriately qualified and licensed, considering the particular authorized business or commercial purpose involved and (ii) appropriately qualified and licensed mechanics, but only in connection with taxi operations, and will permit each Qualified Aircraft to be maintained only by duly licensed and qualified mechanics or others as permitted by any Aviation Authority with jurisdiction over such maintenance. Without limiting the generality of the foregoing, Aircraft Grantor will not operate or locate any Qualified Aircraft or suffer such Aircraft to be operated or located in any recognized or, in Aircraft Grantor’s reasonable judgment, threatened area of hostilities, unless such operation is within the scope of Grantors’ insurance coverage or in connection with a contract with the government of the United States of America pursuant to which said government has assumed liability for all damage, loss, destruction or failure to return possession of such Aircraft at the expiration of the term of such contract as well as for any injury to person or damage to property of others.

(d) Aircraft Grantor shall not change the primary location or primary base of operations of any Qualified Aircraft included in the Collateral Pool from the locations set forth on Schedule 1 other than with at least 10 Business Days’ prior written notice to the Administrative Agent.

(e) Aircraft Grantor will not permit the Qualified Aircraft owned or leased by it to be landed except at established and properly maintained airports and runways except when reasonably necessary as a precautionary measure or in an emergency in order to prevent the probable occurrence of damage to such Aircraft or injury to persons.

5.7. Further Assurances. Aircraft Grantor shall furnish to the Administrative Agent from time to time upon request statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent. Further, at any time and from time to time, at the request of the Administrative Agent, and at the sole expense of Aircraft Grantor, Aircraft Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to, (i) the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and/or (ii) the registration of any interest, assignment or subordination with the International Registry to preserve, protect, perfect or establish priority in respect of any Aircraft Object or Associated Right covered by or related to this Agreement, the Administrative Agent may from time to time reasonably deem necessary.

5.8. Cape Town Convention. Aircraft Grantor hereby covenants to establish and maintain a valid and existing account with the International Registry. Aircraft Grantor further covenants to maintain its location in a Contracting State absent the written consent of the Administrative Agent and agrees that an International Interest shall be registered on the International Registry with respect to each Engine, regardless of whether it is installed on a Qualified Aircraft. Aircraft Grantor further covenants not to register any other International Interest, Prospective International Interest or Contract of Sale relating to a Qualified Aircraft or related Engine (other than Permitted Liens) absent the written consent of the Administrative Agent.

5.9. Deregistration. Aircraft Grantor hereby covenants that immediately upon the Administrative Agent’s request (which request may only follow the occurrence and continuation of an Event of Default), it will immediately (i) if the related Qualified Aircraft is registered with the FAA, send a written request to the FAA to cancel the registration of such Qualified Aircraft and will further provide any and all evidence and documentation required by the FAA to effect such cancellation, or (ii) if the related Qualified Aircraft is registered with any Aviation Authority other than the FAA, if applicable under the Cape Town Convention, lodge an irrevocable de-registration and export request authorisation with such Aviation Authority appointing the Administrative Agent as “authorised party” therein and will further cooperate with the Administrative Agent to effect deregistration and export of such Qualified Aircraft upon request.

SECTION 6. REMEDIAL PROVISIONS

If any Event of Default shall have occurred and be continuing under Section 10 of the Credit Agreement, the Administrative Agent may exercise in respect of the Collateral any of the following rights and remedies:

6.1. Proceeds to be Turned Over to Administrative Agent. If the Administrative Agent so requests, all Proceeds received by Aircraft Grantor consisting of cash, checks and Cash Equivalents shall be held by Aircraft Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of Aircraft Grantor, and shall, forthwith upon receipt by Aircraft Grantor, be turned over to the Administrative Agent in the exact form received by Aircraft Grantor (duly indorsed by Aircraft Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a special collateral account maintained by the Administrative Agent under its sole dominion and control (a “Collateral Account”). All Proceeds while held by the Administrative Agent in a Collateral Account (or by Aircraft Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.2.

6.2. Application of Proceeds. If an Event of Default shall have occurred or be continuing, the Administrative Agent may (and shall at the request of the Required Lenders) apply any payments received by it under any of the Credit Documents and all or any part of Proceeds required to be included in Collateral held in any Collateral Account in payment of the Obligations as set forth in Section 10.15 of the Credit Agreement.

6.3. Code and Other Remedies. The Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC, the Cape Town Convention (including, but not limited to, all rights and remedies under Chapter III of the Cape Town Convention and Chapter II of the Protocol) or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Aircraft Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk; provided that the Administrative Agent shall notify the Aircraft Grantor at least ten (10) Business Days prior to the date of such sale or disposition (which Aircraft Grantor agrees is commercially reasonable and for the purposes of the Cape Town Convention shall be deemed to satisfy the requirement of “reasonable prior notice” specified in Article 8(4) of the Cape Town Convention). The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Aircraft Grantor, which right or equity is hereby waived and released. Aircraft Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select at the sole cost and expense of the Aircraft Grantor, whether at Aircraft Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.2 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to Aircraft Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. To the extent permitted by applicable law, Aircraft Grantor and the Administrative Agent agree that the Administrative Agent shall not be required to provide notice to any Grantor as set forth in Article IX(6) of the Protocol in connection with a proposal to procure the de-registration and export of a Qualified Aircraft without court order. Aircraft Grantor expressly agrees to permit the Administrative Agent to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Cape Town Convention and Article X of the Protocol as the Administrative Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable law. Aircraft Grantor hereby consents to the exercise by the Administrative Agent of the remedies granted herein and the Cape Town Convention. Aircraft Grantor acknowledges and agrees that the Administrative Agent may exercise such of the foregoing remedies as it shall determine in its sole discretion and none of the foregoing remedies is manifestly unreasonable. To the extent permitted by applicable law, Aircraft Grantor and the Administrative Agent agree that paragraph 2 of Article 13 of the Cape Town Convention shall not apply to this Agreement or to the exercise of any remedy by the Administrative Agent under this Agreement or the Cape Town Convention. Following an occurrence of an Event of Default, the Aircraft Grantor agrees to immediately discharge, upon demand by the Administrative Agent, any registrations made with the International Registry in its favor.

6.4. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.5. Maintenance of United States Citizenship of CAM. The parties hereto acknowledge that CAM is a citizen of the United States (as defined under the United States Code, Title 49 (Transportation), Section 40102(a)(15)). Notwithstanding any other provision of this Agreement, the Administrative Agent agrees to exercise its rights and remedies under this Agreement in a manner that complies in all material respects at all times, and CAM hereby agrees that it will comply at all times, with the United States citizenship requirements of the above-mentioned laws and regulations and any successor provisions thereto (the “Citizenship Requirements”). Any exercise by the Administrative Agent of such rights shall be void ab initio and unenforceable to the extent that such exercise would result in contravention of or failure to meet the Citizenship Requirements. Nothing in this Section shall in any way affect or impair the Lien of the Administrative Agent, for the benefit of the Lenders, in the Collateral or the exercise by the Administrative Agent of its rights and remedies under this Agreement, any Aircraft Security Agreement filed with the FAA, so long as such exercise is in compliance with the Citizenship Requirements, or any other security agreement or document required in connection with an Aircraft registered with any other Aviation Authority. Further, nothing in this Section shall give rise to any claims, causes of action or other rights in favor of any Grantor against the Administrative Agent or any Lender.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Aircraft Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, subject to the last sentence of this clause (a), as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Aircraft Grantor and in the name of Aircraft Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Aircraft Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by Aircraft Grantor, to do any or all of the following:

(i) in the name of Aircraft Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Proceeds and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Proceeds whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 6.3, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Aircraft Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and Aircraft Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Aircraft Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Default or an Event of Default shall have occurred.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Aircraft Grantor, shall be payable by Aircraft Grantor to the Administrative Agent on demand.

(d) Aircraft Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Aircraft Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Aircraft Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

7.3. Filing of Financing Statements. Pursuant to any applicable law, Aircraft Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Aircraft Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Aircraft Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.12 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 3.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.1 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Letter of Credit Issuer and the Secured Parties and their permitted successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation expressly permitted by Section 9.2 of the Credit Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6. Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Grantor, any such notice being hereby expressly waived by each Grantor to the fullest extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of any Grantor against and on account of the Obligations of such Grantor then due and payable to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 12.4(b) of the Credit

Agreement, and all other claims of any nature or description then due and payable arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said deposits or Indebtedness owing by the Administrative Agent or such Lender, or any of them, shall be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such setoff and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers; Appointment of Process Agent; Duties of Process Agent. (a) Each Grantor hereby irrevocably and unconditionally:

(a) submits, for itself and its property, in any legal action or proceeding relating to this Agreement and the other New York Law Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and of any state court of the State of New York located in the Borough of New York and any appellate courts from any thereof;

(b) waives any claim that any such courts lack personal jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other New York Law Credit Document brought in any of the aforementioned courts, that such courts lack personal jurisdiction over such Grantor;

(c) (A) agrees that service of all writs, process and summonses in any legal action or proceeding with respect to this Agreement or any other New York Law Credit Document in such courts may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to either (1) such Grantor at its address referred to in Schedule 3 (or at such other address of which the Administrative Agent shall have been notified pursuant thereto) or (2) its relevant Process Agent, together with service by recognized international courier to such party, such service to become effective thirty (30) days after such mailing and courier delivery and (B) appoints its Process Agent as its true and lawful attorney-in-fact in its name, place and stead (as well as that of its respective successors and assigns) to accept such service of any and all such writs, process and summonses, and agrees that the failure of its Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based hereon;

(d) (i) waives any objection to such service of process and (ii) waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other New York Law Credit Document that service of process was in any way invalid or ineffective;

(e) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(f) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; and

(h) agrees that the Supreme Court of the State of New York, County of New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction in respect of any claim, action or suit arising under or in connection with the Cape Town Convention, subject in all respects to the terms of Article 43 of the Cape Town Convention granting jurisdiction for certain matters to the courts of a Contracting State on the territory of which the airframe relating to any Qualified Aircraft or any related Engine is located and subject to the terms of Article 44 of the Cape Town Convention with respect to jurisdiction over the International Registry. Each Grantor further agrees that, without the prior written consent of the Administrative Agent, it will not initiate any suit, action or proceeding arising under or relating to the Cape Town Convention, in respect of (x) the airframe relating to any Qualified Aircraft or its related Engines or (y) any of the transactions contemplated under the Credit Documents, in any court other than the courts referred to in this Section 8.12(a)(viii).

(b) Each Grantor agrees that (i) the sole responsibilities of its Process Agent shall be (A) to receive process as described in clause (a)(iii) above, (B) to send a copy of any such process so received to such Grantor by registered airmail, return receipt requested and recognized international courier, at the last address filed in writing by it with the Process Agent and (C) to give prompt facsimile notice of receipt thereof to such Grantor at such address and (ii) the Process Agent shall have no responsibility for the receipt or nonreceipt by such Grantor of such process. The Borrower hereby agrees to pay, for itself and on behalf of the other Grantors, to the Process Agent such compensation as shall be agreed upon from time to time by it and the Process Agent for the Process Agent’s services hereunder. Each Grantor agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Agreement and each other New York Law Credit Documents to which it is a party and shall give each party hereto written notice prior to any change of address for such Process Agent, and in the event that, for any reason, the Process Agent shall no longer serve as process agent to receive service of process on any Grantor’s behalf, such Grantor shall promptly appoint a successor process agent. In the event of the transfer of all or substantially all the assets and business of the Process Agent to any other corporation or person, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of the Process Agent.

8.13. Acknowledgments. Each Grantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b) neither the Administrative Agent, the Letter of Credit Issuer nor any Lender, in such capacity, has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors . Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 8.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of Aircraft Grantor following any such termination, the Administrative Agent shall deliver to Aircraft Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to Aircraft Grantor such documents as Aircraft Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be released as expressly permitted by Sections 8.10(c) or 8.10(f) of the Credit Agreement, then (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of Aircraft Grantor, shall execute and deliver to Aircraft Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.16. Subordination . (a) As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

(b) In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Obligations as provided under Section 10.15 of the Credit Agreement. Should the Administrative Agent or any other Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

(c) In the event that, notwithstanding Section 8.16(a) and Section 8.16(b), any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (i) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (ii) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

(d) Each Grantor agrees that, until the Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Obligations are outstanding and all Commitments have terminated, shall (i) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

(e) Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

8.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18. Cape Town Convention. The parties hereto agree that for all purposes of the Cape Town Convention, (i) this Agreement creates and constitutes a separate International Interest with respect to each airframe relating to each Qualified Aircraft and each related Engine listed on Schedule 1 hereto, (ii) each airframe relating to a Qualified Aircraft and each related Engine listed on Schedule 1 hereto constitutes an Aircraft Object, (iii) this Agreement constitutes an agreement for registration with respect to each airframe relating to a Qualified Aircraft listed on Schedule 1 hereto and (iv) this Agreement constitutes an assignment of Associated Rights secured by or associated with the each airframe relating to a Qualified Aircraft and each related Engine listed on Schedule 1 hereto, and Aircraft Grantor and the Administrative Agent hereby acknowledge and agree that such assignment shall be effective to assign any related International Interest for all purposes of the Cape Town Convention. Except to the extent expressly provided otherwise herein, any terms of this Agreement which expressly incorporate any provisions of the Cape Town Convention shall prevail in the case of any conflict with any other provision contained herein. Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Convention (to the extent applicable hereto) separate rights may exist with respect to the airframe relating to an Aircraft and its Engines. The parties hereto further agree that the choice of the law of the State of New York as the governing law as set forth in Section 8.11 and the submission to the jurisdictions as set forth in Section 8.12 have been made in accordance with Article VIII of the Protocol and Article 42 of the Cape Town Convention, respectively.

8.19. Keepwell. (a) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 2.1(d). Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) For purposes of this Section 8.19, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

AS A GRANTOR AND A GUARANTOR:

CARGO AIRCRAFT MANAGEMENT, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AS GUARANTORS:

SIGNED for and on behalf of
AIRBORNE FREIGHTER HOLDINGS LIMITED

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Director

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Chief Legal Officer, Secretary

ABX AIR, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, General Counsel & Secretary

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

LGSTX DISTRIBUTION SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AIRBORNE GLOBAL SOLUTIONS, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AIRBORNE MAINTENANCE AND ENGINEERING SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AMES MATERIAL SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

CARGO AVIATION, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

CARGO HOLDINGS INTERNATIONAL, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

LGSTX FUEL MANAGEMENT, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

LGSTX SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

AIR TRANSPORT INTERNATIONAL, INC.

By:	/s/ Timothy J. Allen
Name:	Timothy J. Allen
Title:	Vice President, Secretary

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

AIRBORNE TRAINING SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

PEMCO WORLD AIR SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

LGSTX CARGO SERVICES, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

ADVANCED FLIGHT SERVICES, LLC

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

OMNI AIR INTERNATIONAL, LLC

By:	/s/ W. Joseph Payne
Name:	E. Russell Smethwick
Title:	Vice President, Secretary

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

TRIFACTOR SOLUTIONS, LLC

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

TRUIST BANK

By:	/s/ Chris Hursey
Name: Chris Hursey
Title: Director

ATSG (IRISHCO)

GUARANTEE AND COLLATERAL AGREEMENT

SIGNATURE PAGE

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of TRUIST BANK, as administrative agent (in such capacity, the “Administrative Agent”), for the lending and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Airborne Global Leasing Limited, an Irish private company limited by shares (the “Borrower”), Cargo Aircraft Management, Inc., a Florida corporation (“CAM”), Air Transport Services Group, Inc., a Delaware corporation (“Holdings”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February [__], 2023 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, CAM, Holdings and certain of their Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 1, 2023 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.10 of the Credit Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder (including the guaranty obligations in Section 2 of the Guaranty and Collateral Agreement) [and further grants to the Administrative Agent on behalf of the Secured Parties a security interest in the Collateral, pursuant to Section 3 of the Guaranty and Collateral Agreement][1]. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

[1]	To be deleted if not applicable.

Annex 1-1

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Annex 1-3